UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2010
Nissan Auto Receivables Corporation II
(Exact name of Depositor as specified in its charter)
Nissan Auto Receivables 2010-A Owner Trust
(Exact name of Issuing Entity as specified in its charter)

Delaware	333-165171-01	38-6919931

(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.
     The registrant has filed a preliminary prospectus supplement, dated September 13, 2010 setting forth a description of the receivables pool and the structure of $304,000,000.00 aggregate principal amount of the Class A-1 Asset Backed Notes, $270,000,000.00 aggregate principal amount of the Class A-2 Asset Backed Notes, $321,700,000.00 aggregate principal amount of the Class A-3 Asset Backed Notes, and $104,300,000.00 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Receivables 2010-A Owner Trust.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 5.1	Opinion of Winston & Strawn LLP, dated as of September 13, 2010, as to legality matters

Exhibit 8.1	Opinion of Winston & Strawn LLP, dated as of September 13, 2010, as to certain tax matters

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION II
By:	/s/ Mark Wilten
	Name:	Mark Wilten
	Title:	Treasurer

Date: September 13, 2010

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 5.1	Opinion of Winston & Strawn LLP, dated as of September 13, 2010, as to legality matters

Exhibit 8.1	Opinion of Winston & Strawn LLP, dated as of September 13, 2010, as to certain tax matters